EXHIBIT 4

                          CALENDAR OF CORPORATE EVENTS

                          INFORMATION ABOUT THE COMPANY

         COMPANY NAME                               PERDIGAO S.A.
      HEAD OFFICE ADDRESS    AV. ESCOLA POLITECNICA, 760 - 2ND FLOOR - JAGUARE -
                                05350-901 - SAO PAULO - SP - BRAZIL

            WEBSITE                              WWW. PERDIGAO.COM.BR

  Investor Relations Director    NAME: WANG WEI CHANG
                                 E-MAIL: ACOES@PERDIGAO.COM.BR
                                 TELEPHONES: (5511) 37185312/5465/5301/5306
                                 FAX: (5511) 37185297

 NEWSPAPERS (AND PLACE) IN WHICH THE           GAZETA MERCANTIL - SAO PAULO
COMPANY RELEASES ITS CORPORATE ACTIONS     DIARIO OFICIAL DO ESTADO - SAO PAULO

 ANNUAL FINANCIAL STATEMENTS AND CONSOLIDATED FINANCIAL STATEMENTS, RELATED TO
                      THE PERIOD ENDED ON DECEMBER 31, 2003

                         EVENT                                       DATE
                RELEASE TO SHAREHOLDERS                          Mar 03, 2004
              PUBLICATION IN THE NEWSPAPER                 Mar 03, 2004
                   SENDING TO BOVESPA                            Mar 03, 2004

    STANDARDIZED FINANCIAL STATEMENTS - DFP, RELATED TO THE PERIOD ENDED ON
                                DECEMBER 31, 2003

                        EVENT                                         DATE
                  SENDING TO BOVESPA                              Mar 03, 2004

   ANNUAL INFORMATION - IAN, RELATED TO THE PERIOD ENDED ON DECEMBER 31, 2003

                        EVENT                                         DATE
                  SENDING TO BOVESPA                              May 06, 2004

QUARTERLY INFORMATION - ITR

                       EVENT                                          DATE
                 SENDING TO BOVESPA                               May 13, 2004
              o  RELATED TO 1ST QUARTER                           Aug 12, 2004
              o  RELATED TO 2ND QUARTER                           Nov 12, 2004
              o  RELATED TO 3RD QUARTER

ORDINARY GENERAL MEETING

                       EVENT                                           DATE
         PUBLICATION OF CALL FOR MEETING                          Mar 03, 2004
     SENDING OF CALL FOR MEETING TO BOVESPA
   FOLLOWED BY MANAGEMENT PROPOSAL, WHEN AVAILABLE                Mar 03, 2004
             DATE OF ORDINARY GENERAL MEETING                     Apr 06, 2004
   SENDING OF THE MAIN DECISIONS OF THE ORDINARY
               GENERAL MEETING TO BOVESPA                         Apr 06, 2004
   SENDING OF THE MINUTES OF ORDINARY GENERAL
                  MEETING TO BOVESPA                              Apr 16, 2004

EXTRAORDINARY GENERAL MEETING SCHEDULED

                       EVENT                                          DATE
          PUBLICATION OF CALL FOR MEETING                               -
    SENDING OF CALL FOR MEETING TO BOVESPA FOLLOWED BY
          MANAGEMENT PROPOSAL, WHEN AVAILABLE                           -
         DATE OF EXTRAORDINARY GENERAL MEETING                          -
   SENDING OF THE MAIN DECISIONS OF THE EXTRAORDINARY
               GENERAL MEETING TO BOVESPA                               -

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     SENDING OF THE MINUTES OF EXTRAORDINARY GENERAL
                   MEETING TO BOVESPA                                   -

ANALYST MEETING

                    EVENT                                             DATE
     DATE OF ANALYST MEETING, OPEN TO
            OTHER INTERESTED PARTIES                               May of 2004

BOARD MEETINGS ALREADY SCHEDULED


                   EVENT                                              DATE
  DATE OF BOARD MEETING (WHICH SUBJECT BE OF
                 MARKET INTEREST)                                       -
  SENDING OF MAIN DELIBERATIONS OF BOARD
               MEETING TO BOVESPA                                       -
 SENDING OF MINUTES OF BOARD MEETING TO BOVESPA                         -